EXHIBIT 10.01

WAIVER AND AMENDMENT NO. 4 TO LOAN DOCUMENTS

This Waiver and Amendment No. 4 to Loan Documents (this "Amendment") dated as of September 14, 2010, is by and among BANK OF AMERICA, N.A. (the "Bank") and WPCS INTERNATIONAL INCORPORATED, a Delaware corporation (“WPCS”), WPCS INTERNATIONAL – SARASOTA, INC.(formerly SOUTHEASTERN COMMUNICATION SERVICES INC.), a Florida corporation (“Sarasota”), WPCS INTERNATIONAL – ST. LOUIS, INC. (formerly HEINZ CORPORATION), a Missouri corporation (“St. Louis”), WPCS INTERNATIONAL – LAKEWOOD, INC. (formerly QUALITY COMMUNICATIONS & ALARM CO., INC.), a New Jersey corporation (“Lakewood”), WPCS INTERNATIONAL – SUISUN CITY, INC. (formerly WALKER COMM INC., a California corporation (“Suisun”), WPCS INTERNATIONAL – HARTFORD, INC. (formerly NEW ENGLAND COMMUNICATIONS SYSTEMS, INC.), a Connecticut corporation (“Hartford”), WPCS INTERNATIONAL – SEATTLE, INC. (formerly MAJOR ELECTRIC INC), a Washington corporation (“Seattle”), WPCS INTERNATIONAL – TRENTON, INC. (formerly VOACOLO ELECTRIC INC.), a New Jersey corporation (“Trenton”), and WPCS INTERNATIONAL - PORTLAND, INC., an Oregon corporation (“Portland” and together with WPCS, Sarasota, Lakewood, St. Louis, Suisun, Hartford, Seattle, and Trenton, the "Borrowers” and each individually a “Borrower”).

RECITALS

A.  The Bank and the Existing Borrowers entered into a certain Loan Agreement dated as of April 10, 2007, as amended on August 7, 2008, June 30, 2009 and April 10, 2010 (as amended, the "Loan Agreement").

B.  A certain Event of Default have occurred under the Loan Agreement as a result of the failure of the Borrowers to maintain the Interest Coverage Ratio for the first quarter ending July 31, 2010 (the “Existing Event of Default”).

C.  The Borrowers have requested, and the Bank has agreed, subject to the provisions of this Amendment, that the Bank waive the Existing Event of Default for the period prior to the date of this Amendment and to make certain other amendments as hereinafter set forth:

AGREEMENT

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2. Acknowledgment of Existing Event of Default; Loan Documents; Waiver of Defenses.  The Borrowers acknowledge as of the date of this Amendment that: (a) the Existing Event of Default exists and is continuing; (b) the Existing Event of Default is material in nature; (c) that as a result of the Existing Event of Default, the Bank is entitled immediately and without further notice or declaration to the Borrowers or anyone else, to exercise its rights and remedies under the Loan Agreement and the other Loan Documents including, without limitation, the right to accelerate and declare due and owing amounts outstanding under the Loan Agreement; and (d) the Loan Documents are valid and enforceable against the Borrowers in every respect, and all of the terms and conditions thereof are binding upon the Borrowers.  To the extent that any of the Loan Documents require notification by the Bank to the Borrowers or any of them individually of the existence of a default and an opportunity to cure such a default, such notice and period for cure have been properly given by the Bank or is hereby waived by the Borrowers.  To the extent that the Borrowers have any defenses or setoffs to repayment of all obligations under the Loan Documents and/or applicable law or any claims or counterclaims against the Bank, such defenses, setoffs, claims, or counterclaims are hereby forever and irrevocably waived.  Absent this Amendment, the Bank would be entitled to exercise its rights and remedies under the Loan Documents and applicable law.

3.  Waiver of Existing Event of Default.  The Bank hereby waives the Existing Event of Default for the period prior to the date of this Amendment.  Notwithstanding the foregoing, neither the Bank’s waiver of the Existing Event of Default nor any communication between the Bank, the Borrowers or any party’s respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Event of Default existing under the Loan Documents, whether now existing or hereafter arising under the Loan Documents, other than the Existing Event of Default; (ii) the ongoing obligation of the Borrowers to comply with the Loan Agreement and the other Loan Documents as amended hereby; or (iii) any rights or remedies which the Bank has against the Borrowers under the Loan Agreement, the other Loan Documents and/or applicable law, with respect to Events of Default, other than rights and remedies which directly result from the occurrence and existence of the Existing Event of Default.  The Bank hereby reserves and preserves all of its rights and remedies against the Borrowers under the Loan Agreement and other Loan Documents and under applicable law, other than the right to declare an Event of Default or exercise remedies based upon the occurrence and existence of the Existing Event of Default, including, without limitation, the right to declare an Event of Default and exercise remedies should an Event of Default presently exist which has not been disclosed to the Bank by the Borrowers and which is not part of the defined “Existing Event of Default” or should an Event of Default occur after the date of this Amendment (including any Events of Default that may occur based upon violations after the date hereof of the section of the Loan Agreement which were violated in connection with the Existing Event of Default).

 4.  Amendments:

(a)	Section 8.3 of the Loan Agreement is hereby amended as follows:

“8.3	Minimum Year-to-Date EBITDA.

To maintain on a consolidated basis, Year-to-Date EBITDA of $844,000 for the quarter ending October 31, 2010, $1,983,000 for the quarter ending January 31, 2011 and $3,475,000 for the quarter ending April 30, 2011.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.  EBITDA will be calculated as the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.”

(b)	Section 8.5 of the Loan Agreement is hereby amended as follows:

“To maintain on a consolidated basis an Interest Coverage Ratio of at least 3.0:1.0, on a rolling four quarter basis, except for those quarters ending October 31, 2010 and January 31, 2011.”

(c)	The last sentence of Section 8.14(c) of the Loan Agreement is hereby amended as follows:

“Notwithstanding the above, if the total consideration of any single acquisition exceeds $5,000,000, the Borrowers shall obtain the prior written approval of the Bank and demonstrate to the Bank that the Borrowers will have at least $2,000,000 of availability under the Facility before giving effect to the acquisition.”

(d)	A new Section 8.25 is hereby added to the Loan Agreement as follows:

“8.25	Funded Debt to EBITDA Ratio.

To maintain on a consolidated basis a Funded Debt to EBITDA Ratio, on a rolling four quarter basis of less than 4.25:1.00 for the quarter ending October 31, 2010, 3.25:1.00 for the quarter ending January 31, 2011 and 3.00:1.00 for the quarter ending April 30, 2011 and each quarter thereafter.”

5.  Representations and Warranties.  When each Borrower signs this Amendment, such Borrower represents and warrants to the Bank that:  (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement or the other Loan Documents except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank; (b) the representations and warranties in the Loan Agreement and the other Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment; (c) this Amendment does not conflict with any law, agreement, or obligation by which such Borrower is bound; (d) this Amendment is within such Borrower's powers, has been duly authorized, and does not conflict with any of such Borrower's organizational documents and such Borrower’s organizational documents have not been changed from those previously delivered to the Bank; and (e) this Amendment , the Loan Agreement and the other Loan Documents are the legal, valid and binding obligations of such Borrower.

6.  Conditions Precedent.  This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a)	This Amendment duly executed by each of the Borrowers; and

(b)	Payment of an amendment fee of $15,000.

7.  Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.

8.  Release.  In consideration of the Bank’s agreement to enter into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower on behalf of itself and all persons or entities claiming by, through, or under it (collectively, the “Releasors”) do hereby unconditionally remise, release and forever discharge the Bank, its parent, subsidiaries, affiliated companies, past and present stockholders, partners, officers, directors, employees, agents, attorneys, divisions, participants, predecessors, successors and assigns (the “Releasees”) from any and all manner of actions, causes of action, suits, claims, counterclaims, crossclaims, defenses and demands whatsoever, arising from any and all debts, demands, proceedings, agreements, contracts, judgments, damages, accounts, reckonings, executions, controversies, claims, liabilities, and facts whatsoever, whether contingent or fixed, liquidated or unliquidated, at law or at equity, if any, which the Releasors ever had, now have, and/or hereafter may have against the Releasees, for or by reason of any cause, matter or thing whatsoever, which claims or matters relate or pertain to, whether directly or indirectly, this Amendment or any aspect of the foregoing.  This provision shall survive termination of this Amendment.

9.  Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties have executed this Amendment as of the date stated at the beginning of this Amendment, intending to be legally bound.

BANK: BANK OF AMERICA, N.A.

By:	/s/ Robert Fratta
Robert Fratta
Vice President

BORROWERS: WPCS INTERNATIONAL INCORPORATED

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – SARASOTA, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – ST. LOUIS, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – LAKEWOOD, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – SUISUN CITY, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – HARTFORD, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – SEATTLE, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL – TRENTON, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - PORTLAND, INC.

By:	/s/ Joseph A. Heater	(Seal)
Joseph A. Heater
Chief Financial Officer